EXHIBIT 10.5

                                    AGREEMENT


AGREEMENT  dated  this  16th  day  of  May,  1996,   between  Jerry  G.  Kilgore
(hereinafter "Kilgore") and Tiegs Family Trust, Kenneth Cahill, Mont Blanc Development corporation and/or nominees (hereinafter "Purchaser").


NOW, THEREFORE, the parties agree as follows:

1. Kilgore agrees to sell 26,835,000 shares of Microtech Medical Systems, Inc., (hereinafter "MMSI") common stock to the Purchaser for the sum of $474,274.24, current interest prorated to date of closing on a promissory note payable to MMSI by Kilgore (estimated at approximately $10,000) and that sum due in expenses related to Paragraph 2(i) of the Settlement Agreement between MMSI and Kilgore dated the 30th day of July, 1995, a copy of which is attached hereto and incorporated herein by reference as Exhibit "A".

      a. An itemization and breakdown of the payment of proceeds related to the sum payment of $474,274.24 is presented in Exhibit "B", a copy of which is attached hereto and incorporated by reference.

      b. The sum of $410,774.24, together with said prorated interest shall be paid directly to MMSI at closing, in full payment and satisfaction of the note described in Exhibit "B".

      c. Fees and costs set forth in Paragraph 2(i) of Exhibit "A" shall be specifically determined prior to closing and shall be paid directly to MMSI as provided by in Exhibit "A".

2. Kilgore shall retain a three million share option granted to Kilgore in October, 1993, a copy of which is attached hereto as Exhibit "C" and incorporated herein by reference. Upon exercise of the options, Kilgore will exercise a proxy Purchaser or nominee to vote the shares so obtained in any shareholder meeting. Any value of said options or shares if exercised over and above the amount described as secured thereby in Exhibit "D" of approximately Two Hundred Fifty Thousand Dollars ($250,000.00) shall belong to Purchaser.

      a. Upon the sale of the manufacturing operations to Kilgore or an affiliate, as contemplated in Exhibit "D", a copy of which is attached hereto and incorporated herein by reference, Kilgore will pledge his options or his shares upon exercise of the option as partial collateral for the contemplated purchase set forth in Exhibit "D".




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3.  Kilgore  will use his "best  efforts" to assist the  Purchaser  in obtaining voting proxies for approximately five million additional shares presently entitled to vote at any meeting of the shareholders of MMSI, in order to assist Purchaser in obtaining approval of any transaction requiring shareholder approval, including the sale contemplated in Exhibit "D".

4. Kilgore will arrange for existing directors and officers of MMSI to resign at joint meeting of the present and anticipated new Board of Directors (hereinafter "Joint Meeting") to be held at closing in favor of new slate of Directors and officers to be nominated by Purchaser.

5. Purchaser shall complete their "due diligence" requirements by May 24, 1996, with closing to take place on or before June 5, 1996, unless extended by mutual agreement of the parties.

6. Purchaser agrees to provide reasonable financial records, reports, accounts, etc., for Kilgore or his attorney to verify and validate the availability of the financial amounts described above in Paragraph 1 for the purchase of Kilgore's shares, no later than May 31, 1996 in the event closing is extended, or at Purchaser's option, place that described amount in escrow pursuant to acceptable agreement between parties.

7. It is the express understanding of the parties, and part of the consideration provided by Purchaser for the sale of the shares, that the Directors selected by Purchaser shall submit for approval of the Board a proposal to sell the test kit manufacturing operations of MMSI to Kilgore under the terms and conditions set forth in Exhibit "D", attached hereto, and that they shall vote in favor of said proposal, if Board members, and use their best efforts to secure approval of said proposal by the Board at the joint meeting to be held at closing, and to further recommend to the shareholders of MMSI the approval of said sale.

      a. The Directors selected by the Purchaser shall submit the appropriate proposals at the joint meeting of the Board to insure that the following terms and conditions will be met.

      b. Insurance premiums described in Paragraph 2(h) of the MMSI Settlement Agreement, which were due in January of 1995 and 1996 shall be paid to Southland Life Insurance. The beneficiary shall remain MMSI, until such time as all indebtedness of Kilgore to MMSI pursuant to Exhibit "D" is fully paid.

      c. Payment to Kilgore's retirement SEP plan held and administered by Smith Barney in an account identical to previous years (the amount to be 15% of salary per year) per year, prorated to date of closing of Exhibit "D".

      d. The closing of the sale contemplated in Exhibit D, the employment terms and agreement described in Exhibit "A" between Kilgore and MMSI shall be

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      terminated and cancelled.

      e. Effect a corporate name change prior to closing of Exhibit "D", and pursuant to the transaction contemplated in Exhibit "D", transfer the use of the name Microtech Medical Systems or Microtech Medical to Kilgore, subject to appropriate registration with the Colorado Secretary of State.

      f. Upon satisfaction of all debts described in the Settlement Agreement, and at the Joint Meeting, the new Directors shall agree to modify
      Paragraph 2(h), whereby salary of Kilgore shall be increased to the present $4,250.00 per month plus $5,000.00 per month until the operations are sold to Kilgore pursuant to Exhibit D. If for any reason the proposal is not approved by shareholders, Kilgore's salary is to be as stated in 2(h) of the Settlement Agreement plus $5,000.00 per month for the duration of the remainder of term through end of 1998.

8.    Kilgore covenants, warrants and represents as follows:

      a. Kilgore will convey to Purchaser and/or nominees at closing good and merchantable title to said 26,835,0000 shares of capital stock of MMSI, representing all of his presently issued and outstanding shares of said corporation free and clear of all liens, claims and encumbrances.

      b. Kilgore has the power to enter into this agreement and to carry out its obligations hereunder. The execution and delivery of this agreement and the consummation of the transaction contemplated have been duly authorized by Kilgore. No other corporate, court or other proceedings are necessary to authorize the consummation of this agreement and the transactions contemplated hereby. This agreement has been duly executed and delivered by Kilgore, and constitutes a valid and binding obligation of Kilgore. The execution and performance of this agreement by Kilgore does not violate, or result in a breach of, or constitute a default under any judgment, order or decree to which he may be subject, nor does such making or performance constitute a violation of or conflict with any provision of the MMSI's charter or by-laws.

      c. To the extent of Kilgore's knowledge, neither Kilgore nor MMSI has any notice of any actions, suits, claims, proceedings, or investigations (whether or not purportedly on behalf of or against MMSI) pending and no knowledge of any that are threatened against or affecting the Company's business at law or in equity, or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign. MMSI is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality affecting its business. There are no violations of any laws, regulations and orders applicable


                                    -3-
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      to  MMSI's  business  or its  assets,  including  without  limitation  all environmental and pollution control requirements that are presently applicable or that have been announced as being applicable at some future date.

      d. Neither Kilgore nor MMSI has become in any way obligated for any broker's, finders, agent's or similar fee with respect to the transactions contemplated by this agreement other than to their accountants and attorneys.

      e. No representation or warranty of Kilgore made in this agreement, nor in any document, certificate or schedule required to be furnished pursuant to this agreement, contains or will contain any untrue statement of a material fact, and copies of any documents furnished to the Buyer will be true and correct copies of such documents.

      f. All of the foregoing representations and warranties will be true on and as of the closing date.

      g. Kilgore has no other pending or executory agreements with any other party to sell all or a portion of the shares of stock which Kilgore is conveying to Purchaser at closing.

      h. Kilgore entered into an agreement in principle with Plains Manufacturing, Inc., (PML) on November 14, 1995, for the sale of Kilgore's stock, but the agreement was never formalized, PML was unable to obtain financing to purchase the stock, and on April 5, 1996 Kilgore sent PML written notice that he was rescinding his sale because of PML's nonperformance. At this time, Kilgore warrants that PML has no legal or equitable rights to his stock.

      Kilgore has participated in voluntary interviews with William Johnson, Staff Accountant of the Securities and Exchange Commission on March 15, 1996 and May 2, 1996, concerning Kilgore's actions as an officer and director of MMSI, specifically concerning the transfers of MMSI funds by Kilgore and investments in two wireless cable companies. No formal proceedings have been initiated concerning Kilgore by the SEC, nor to his knowledge is the SEC investigating MMSI for any violations of securities regulations.

10. Unless otherwise required by law, none of the parties hereto shall make any public announcement nor issue any press release regarding the transaction set forth herein without the prior approval of the other parties, which approval shall not be unreasonably withheld before closing. Following the closing, appropriate press releases and SEC filings shall be prepared and issued by the new Board of Directors.

11. This Agreement may be amended or modified only by a written instrument executed by the parties hereto. Each party has reviewed and discussed this Agreement with counsel, and any question of construction shall not be resolved by any


                                      -4-
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rule of interpretation  providing for interpretation against the drafting party.

12. This Agreement may be executed in any number of counterparts by telefax with hard copy sent first class mail, each of which shall be deemed an original, but all of which constitute one and the same instrument.

13. This Agreement and Exhibits constitute the entire Agreement between the parties governing the matters addressed herein. No prior agreement or representation, whether oral or written, shall have any force or effect thereon.

14. The commencement date of this Agreement is May 16, 1996.





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IN WITNESS WHEREOF,  the parties have duly executed this Agreement as of the day and year first-above written.

                                     SELLER:

                                     /s/ Jerry G. Kilgore
                                     --------------------
                                     JERRY G. KILGORE


                                     PURCHASER:

                                     MONT BLANC DEVELOPMENT CORP.

                                     By:  /s/ J. Royce Renfrow
                                          --------------------
                                     President


                                     /s/ Ken Cahill
                                     --------------
                                     KENNETH CAHILL

                                     THE TIEGS FAMILY TRUST

                                     By: /s/ Darel A. Tiegs
                                         ------------------
                                     Trustee



APPROVED:  6/27/96

MICROTECH MEDICAL SYSTEMS, INC.


By: /s/ J. Royce Renfrow
    --------------------
    Secretary

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                                   EXHIBIT "A"

                              SETTLEMENT AGREEMENT

The Settlement Agreement dated July 13, 1995, between the Company and Jerry Kilgore, is incorporated by reference to Exhibit 10.4 filed with the Company's annual report on Form 10-K for the year ended December 31, 1994.

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                                   EXHIBIT "B"



                               TO BE PAID TO MMSI

Original Amount of
Promissory Note
Payable to MMSI:         $422,774.24

                         - 12,000.00 paid in September '95 per Exhibit "B" by
                         -----------
Kilgore

Principal Balance Due
on Promissory Note
Payable to MMSI:         $410,774.24 to be paid to MMSI

Total to be Paid
to Kilgore:              $ 35,000.00 paid (1) $34,000.00 in March '96 per
                                     Exhibit "B" by Kilgore (full amount to be applied to interest); (2) $500.00 in April '96 per Exhibit "B" by Kilgore (amount to be applied to interest); (3) $500.00 in May '96 per Exhibit "B" by Kilgore (amount to be applied to interest)

                            16,500.00 paid in March '96 to exercise ISOP
                                     options which expired end March

                            12,000.00 paid on principal in September, '95 by
                          -----------
                                      Kilgore, shown above

TOTAL OF MSSI
AND KILGORE:              $474.274.24


                    BALANCE TO BE DETERMINED PRIOR TO CLOSING

Estimate of:              $  10,000.00 balance of interest due to be paid to
                                       MMSI

Estimate of:              $  60,000.00 plus to satisfy Paragraph 2(i) SA to be
                                       paid to MMSI

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                                   EXHIBIT "C"

                         MICROTECH MEDICAL SYSTEMS, INC.
                           MINUTES OF SPECIAL MEETING
                               BOARD OF DIRECTORS
                                OCTOBER 12, 1993

         A special meeting of the Board of Directors of Microtech Medical Systems, Inc., was held on October 12, 1993 at 11:45 AM at the location of Bennigans, Denver Tech Center, Englewood, Colorado. All three directors of the company were present and included Jerry G. Kilgore, Charles L.
Diehl, and Dr. J. Kenneth McClatchy.

         The 10 Q financials for the second quarter of 93 were reviewed which showed sales of $124,551 and a profit of $40,589 before allowance for income taxes. Mr. Kilgore stated that sales for the third quarter were comparable to the second quarter of 93.

         Mr. Kilgore stated that he has signed a 4 month investment banking agreement with First Financial Capital Associates, Inc., a Florida corporation on August 27, 1993 after outlining the terms of the agreement to the directors in telephone conversations with each director. Mr. Kilgore presented an update to the directors of merger candidates and an outline of a possible structuring with a possible merger candidate, with no specific candidate implied.

         The outstanding high accounts receivable was discussed, and that one customer, IMR (Franklin, TN) was responsible for more than half of those receivables; and the question was posed to Mr. Kilgore as to how the receivables were allowed to become so high. Mr. Kilgore reviewed the history of providing custom panels to the lab, directed by Dr. Thornsberry, over a 2 year period, and that payments had been received periodically. Possible action to be taken was discussed, with the understanding that Mr. Kilgore continue to follow the IMR accounts receivable closely. Mr. Kilgore stated that over the time of providing special panels to IMR that the company received sufficient payments to cover their costs of products, and that he believed the company was in a break even position relative to costs of production with IMR.

         Concerning an added compensation package for Mr. Kilgore, the Board members unanimously agreed to following resolution which was based on the company's continuing performance, and the company's Articles of Incorporation, Amended Articles, Fourth Article, paragraph b.

         RESOLVED that, based on the improved performance of the company, Mr. Jerry Kilgore be granted the option to purchase three million shares of common stock at an exercise price of 0.1 cents per share, and the option to purchase the shares to be exercised within five years of the above meeting date.

         There being no further discussions or business of the meeting, the meeting of the directors was adjourned.

Respectfully Submitted


Dr. J. Kenneth McClatchy
Secretary, Microtech Medical Systems, Inc.

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                                   EXHIBIT "D"

                            Asset Purchase Agreement

The Asset Purchase Agreement dated June 27, 1996, between the Company and Jerry Kilgore, is incorporated by reference to Exhibit 10.6 filed with this Report on Form 8-K.

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                              ADDENDUM TO AGREEMENT
                    OF MAY 16, 1996 BETWEEN JERRY G. KILGORE,
                     TIEGS FAMILY TRUST, KENNETH CAHILL, AND
                       MONT BLANC DEVELOPMENT CORPORATION


         A partial closing of the Agreement of May 16, 1996 between the above parties shall be held on June 5, 1996, with final closing as set forth in Paragraph 5, and the applicability of the provisions of Paragraph 6 to be extended to June 12, 1996.

         DATED, this 5th day of June, 1996.

                                     SELLER:

                                     /s/ Jerry G. Kilgore
                                     --------------------
                                     JERRY G. KILGORE


                                     PURCHASER:


                                     TIEGS FAMILY TRUST

                                     BY: /s/ Darel A. Tiegs
                                         ------------------
                                        Trustee


                                     /s/ Kenneth Cahill
                                     ------------------
                                     KENNETH CAHILL


                                     MONT BLANC DEVELOPMENT CORP.

                                     BY: /s/ J. Royce Renfrow
                                         --------------------

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                          SECOND ADDENDUM TO AGREEMENT
                    OF MAY 16, 1996 BETWEEN JERRY G. KILGORE,
                     TIEGS FAMILY TRUST, KENNETH CAHILL, AND
                       MONT BLANC DEVELOPMENT CORPORATION


         A closing into escrow of the Agreement of May 16, 1996 between the above parties shall be held on June 12, 1996, with final closing as set forth in Paragraph 5, to be automatically concluded by wire transfer to the Trust Account of Weiner, Schiller & May, P.C. of amounts due pursuant to the terms of the Settlement Agreement dated July 30, 1995.

         In consideration for Kilgore's agreement to be above extension, which shall not exceed thirty (30) days from the date hereof, Purchaser shall pay to Kilgore the sum of $5,000.00, receipt of which is hereby acknowledged. Said sum shall apply toward the purchase price of Kilgore's stock as set forth in the Agreement of May 16, 1996, provided, however, in the event final closing does not take place within thirty (30) days of the date of this extension, said non-refundable payment shall be forfeited and the Agreement of May 16, 1996 null and void.

         Kilgore acknowledges receipt of sufficient documentation to satisfy the provisions of Paragraph 6 of the Agreement of May 16, 1996.

         In all other respects, the Agreement of May 16, 1996 shall remain unchanged.

         DATED, this 11th day of June, 1996.

                                         SELLER:

                                         /s/ Jerry G. Kilgore
                                         --------------------
                                         JERRY G. KILGORE

                                         PURCHASER:

                                         TIEGS FAMILY TRUST

                                         BY: /s/ Darel A. Tiegs
                                             ------------------

                                         /s/ Kenneth Cahill
                                         ------------------
                                         KENNETH CAHILL

                                         MONT BLANC DEVELOPMENT CORP.

                                         BY: /s/ J. Royce Renfrow
                                             --------------------

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